Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***]. This exhibit (containing the non-public information) has been filed separately with the Secretary of the Securities and Exchange Commission without redaction pursuant to a Confidential Treatment Request under Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 406

Exhibit 10.26

DISTRIBUTOR AGREEMENT

This Agreement made as of the First day of June 2004 between Isola USA Corp. (“Company”), a Delaware corporation having its principal place of business at 7400 W. Detroit Street, Chandler, Arizona 85226, and Insulectro (“Distributor”), a California corporation having its principal place of business at 20362 Windrow Drive, Lake Forest, California 92630.

WITNESSETH

1.     APPOINTMENT.

Company hereby appoints Distributor as an exclusive distributor of the products identified in Exhibit A hereto (“Products”) in the Served Geographic Areas identified in Schedule A (“SGA”).

2.     ROLES.

(a)           Distributor recognizes that its primary goal, as an exclusive distributor of Company Products, is to complement Company’s direct sales efforts by providing capable sales coverage, satisfactory inventory, and service capabilities in each state listed on Schedule A to achieve targeted goals established in the marketing plan for each such state.

(b)           Set forth in Schedule B is a list of customers (“House Accounts”) within the SGA to which Company is making direct sales.  Company reserves the right, in its sole discretion, to provide direct sales coverage, including through a sales representative, in any state within the SGA, including to any customer to whom Distributor is then selling Products.  In the event Company provides such direct sales coverage to any customer to whom Distributor is then selling Products, Company will so advise Distributor by giving not less than sixty (60) days’ prior written notice designating such customer as a House Account.  Following the effective date of such designation, if such customer is currently being serviced with Products by Distributor, Company will compensate Distributor for its lost sales to such designated customer in accordance with the same schedule of commissions as set out in Schedule D.  Such compensation will be reduced by one-half (1/2) thirty (30) days after notification and discontinued sixty (60) days after notification.  If a House Account acquires a customer in any state in the SGA, Company reserves the right to name the acquired customer as a House Account.  If Company designates a customer as a House Account, Company shall use reasonable efforts to help Distributor sell all nonstandard (i.e., customer-specific) Distributor inventory related to such customer.

(c)           Company may make telemarketing and internet-based sales contacts in the SGA, including with customers that are not currently serviced by Distributor.  Distributor shall use best efforts to follow up on such contacts to generate future business.  If Distributor does not use such best efforts, then Company may sell direct to such customers, including through a sales representative.

3.     RESPONSIBILITIES.

(a)           Sales Promotion.  Distributor shall use commercially reasonably efforts to promote and develop the distribution and sale of, and solicit orders for, all of the Products throughout the SGA.  Distributor and Company will jointly establish annual sales goals for Distributor in each state in the SGA and Distributor will put forth its best efforts to meet those sales goals.  These efforts shall include but shall not be limited to maintaining a competent, adequately staffed sales force making regular sales calls on all existing and potential customers in the SGA.

(i)            Marketing Plans.  Distributor and Company will develop an annual marketing plan (“Marketing Plan”) for each state in the SGA.  The Marketing Plan will include information on sales available, share position and competitive situations, to establish a sales goal (by product line) along with enabling plans, such as inventory necessary to support the level of business and target account identification.  The Marketing Plan will also identify customer needs by product segment (multilayer, rigid, high performance) and Distributor and Company resources and commitments required to serve these needs.

(ii)           [***]

(iii)          Company and Distributor shall review the Marketing Plan [***] periodically (quarterly at a minimum) (“Plan Review”).

(b)           Capacity Commitment.

(i)            Company will allocate capacity for Distributor up to Distributor’s average weekly purchase volume for the last three (3) months or based upon Distributor’s monthly forecast volume, whichever is less.  Increases over capacity allocation will be jointly agreed upon with Company’s ability to supply as the key determining factor.  Company Manager will work with Distributor purchasing department to develop an “ability to substitute” program, provided that such substitutions utilize available raw materials and manufactured components.

(ii)           Company will develop programs to provide quick turns for targeted customers, with such programs to be defined in separate side letters

(c)           [***] Distributor shall describe Products being ordered in a specific manner.  Company will not be liable to

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Distributor for refusing to accept an order in whole or in part

(d)           Advertising and Logo Use.  Distributor shall from time to time participate in [***] joint advertising efforts, as reasonably determined by Company and Distributor.  Distributor shall obtain consent from Company for any advertising efforts that it undertakes on its own, which consent may be withheld in Company’s sole judgment.  Distributor may use the Company logo and trademark on and in connection with the promotion and sale of Products, provided, however, that Distributor shall first provide Company with samples thereof as requested for Company consent, which consent may be withheld in Company’s sole judgment.

(e)           Assistance and Advice.  Distributor will render technical assistance and advice as requested by customers concerning the maintenance, handling, application and use of the Products.  Distributor will use its best efforts to assist and provide technical service to customers, to train its personnel to provide technical service, and to bring in Company resources when required.

(f)            Reports.  [***] On or before the fifteenth (15th) day of each month, Distributor shall provide Company with a good faith forecast of the types and quantities of Products Distributor expects to order from Company during the following month.

(g)           [***]

(h)           Property Rights.  Distributor will recognize the exclusive ownership and right of Company, and will take all necessary steps to maintain such exclusive ownership and right, in and to all trademarks and trade names used by Company in connection with Products and in and to all patents from time to time existing in the name of Company relating to or covering Products.  Distributor will assign to Company any inventions, improvements, trade secrets, or developments conceived by it, solely or jointly, relating to or covering Products.  Upon request, Distributor will execute all documents and do all things necessary or helpful to allow Company the rights set out in this paragraph.

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(i)            Compliance with Laws.  Distributor will comply with all laws, rules and regulations issued by any governmental entity having jurisdiction over it.

(j)            [***]

(k)           Claims.  Distributor shall inform Company in writing if Prepreg Products are found to have functional defects which are parameter related, within [***] days after receipt by Distributor of any such shipment.  Distributor shall so notify Company of any other defect within [***] days after Distributor receipt of Product.  Failure to notify Company or use of Products shall be conclusive that Company has satisfactorily performed.  [***] Company shall respond to Distributor within five (5) working days of its receipt of any such written notification of Product defects.  If, after an additional thirty (30) days after samples are received, Company has not resolved the issue with written notification, Distributor can debit Company the purchase price of the material.

(l)            Returns.  Distributor shall return all Products to Company point of manufacture within thirty (30) days after the date upon which Company has issued a written authorization of return relating to such Product.  If Distributor shall return Product after the thirty (30) day period, the parties hereby agree that the claim dollar amount shall be reduced by ten (10) percent.  In the event Company shall decide to discontinue any Product, Company shall so advise Distributor by giving not less than one hundred twenty (120) days’ prior written notice.  Company and Distributor will mutually agree with respect to the terms and conditions applicable to Distributor’s return of discontinued Products to Company, provided Distributor has not held Products to be returned in its inventory more than one hundred twenty (120) days from the date of receipt.

(m)          [***]

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4.             PURCHASE PRICES.

(a)           Company shall advise Distributor of applicable prices (and discounts, if any) for Products to be sold hereunder.  Company shall have the unilateral right to change its prices at any time and shall give Distributor not less than forty (40) days’ prior written notice of such changes.  Taxes and other government charges, if any, on the sale of Products hereunder will be added to the purchase price.

(b)           Distributor shall pay such prices net [***] days from the date of Company’s invoices.  Therefore all payments due from Distributor to Company shall be received in full (debit will not be allowed without Company approval) by Company no later than [***].  If in Company’s judgment Distributor’s credit shall become impaired at any time, Company shall forthwith have the right to decline to make deliveries hereunder except for cash until such time as said credit has been reestablished to Company’s satisfaction,

(c)           Company will ship to Distributor the Product F.O.B. point of manufacture and shall prepay and allow freight to the Distributor locations listed on Schedule E as amended from time to time.  Company will ship to Distributor freight collect for orders that are expedited at Distributor’s request, including without limitation, FAST orders.

5.             SPECIAL PRICE AUTHORIZATION.

Distributor may ask for, and Company may grant, special price authorization using the process contained in Schedule F.

6.             TERMS AND CONDITIONS OF SALES.

This Agreement and all sales shall be governed by Company’s terms and conditions which are made a part hereof as Schedule G.  References therein to “Seller” shall mean Company, and

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references to “Buyer” shall mean Distributor.  In the event of any conflict between the terms and conditions of Schedule G and those herein, the latter shall control.

7.             TERMINATION.

(a)           This Agreement shall commence on the date hereof and shall continue until ten (10) years from the date first written above.  Notwithstanding the foregoing, if either party is in material breach of the terms of this Agreement, the other party may, upon giving not less than ninety (90) days’ prior written notice, terminate this Agreement; provided that the party in material breach may avoid termination by curing such breach within the ninety (90) day period.

(b)           The following terms shall apply upon termination of this Agreement:

(i)            Debts, Claims or Causes of Action.  Termination shall not affect any debt, claim or cause of action occurring to either party against the other before the termination.

(ii)           Return of Technical Data.  Within fifteen (15) days of termination, written technical and business materials furnished Distributor by Company shall be returned.

(iii)          Trademark, Service Marks and Business Names.  Distributor will cease all use of Company trademarks, service marks or business names and Distributor will not adopt or use any names that could be considered to be confusingly similar to names used by Company.

(iv)          Survival.  Section 3(h) shall survive termination of this Agreement.

(c)                                  (i)            At any regularly scheduled Plan Review, it may become apparent that one or both of the parties’ obligations, or the results sought, under a Marketing Plan, are not being met or obtained.  In such a case, the parties shall mutually agree upon a corrective action plan (“CAP”) at such Plan Review.  The CAP shall include, with respect to the affected territory and product lines, Distributor’s obligations with respect to quantity of sales people, competency of sales people, senior management commitment, inventory commitment and service capability, and Company’s obligations with respect to price support, product support, competitive pricing, technical service support and commercial support.  All of these elements shall be in a CAP regardless of the reason for its preparation.

(ii)           No sooner than one hundred twenty (120) days after preparation of a CAP, a special review shall be held to determine whether the issue that gave rise to the CAP has been resolved or best efforts have been made.  If not and Company has met its obligations under the CAP, Company may remove the affected state from the SGA.  In such event, Distributor’s obligations under Section 3(g) not to carry competitive products during the term of this Agreement, and under Section 3(a) to use best efforts in the remaining states of the SGA, shall remain in full force and effect.

8.             OPEN TERRITORY EVALUATIONS.

On occasion either new territories may arise (i.e., states not currently covered by the SGA or Mexico) or existing territories may become available (i.e., by means of resignation, termination, or a failed CAP).  In such situations, the following evaluation procedure will be used:

(a)           All interested potential distributors, including any which served the territories in the past, will be invited to present a proposal to Company management personnel.

(b)           Each interested party’s proposal will be evaluated on criteria that Company, in its sole discretion, deems necessary to achieve the desired results in the territories.

(c)           Evaluation criteria will be shared with all interested parties prior to review of their proposals.

9.             INSURANCE.

Distributor shall provide Company with certificates of insurance evidencing that Distributor has purchased comprehensive, general liability insurance, with coverages of not less than $1,000,000 per occurrence for bodily injury or combined single limit if applicable.

10.          MISCELLANEOUS.

(a)           The relationship established between Company and Distributor is solely that of seller and buyer.  Distributor is an independent dealer and may not commit Company to any obligation.

(b)           This Agreement may not be assigned by Distributor without the prior written consent of Company, and any purported assignment without such consent shall be void.  Distributor will not delegate its obligations to any other Distributor or sales representative.  For purposes of this Agreement “assignment” shall include a transfer of a majority of the ownership interest of Distributor.

(c)           Notices to either party shall be in writing and will be deemed made when deposited in the United States mail, first class, postage paid, to the addresses set forth below or when received by facsimile or telex or when delivered by hand.  Either party may change its address by giving notice to the other party.

If to Company:	If to Distributor:

Isola USA Corp.	Insulectro
7400 W. Detroit Street	20362 Windrow Drive
Chandler, AZ 85226	Lake Forest, CA 92630
Attn: Vice President,	Attn: President
Sales and Marketing

(d)           This Agreement shall be construed under the laws of the State of Arizona, without regard to principles of conflicts of law.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  In the case of any such invalidity, illegality or unenforceability, the parties agree to use their best efforts to achieve the purpose of such provision by a new legally valid and enforceable stipulation.

(e)           The parties will exchange information under this Agreement which is proprietary to the respective parties and which is considered to be confidential (“Confidential Information”).  Such exchange of information will be governed by the following terms and conditions:

(i)                                     Each party shall use the same degree of care as it uses with its proprietary information of a like nature to hold Confidential Information in strict confidence and shall not disclose the same to others without the prior written consent of the disclosing party during the term of this Agreement and for a period of five (5) years from the date this Agreement is terminated.  Each party may disclose Confidential Information to its officers and employees who have a need to know and who have undertaken like obligations of confidentiality.

(ii)           Confidential Information shall not include any information which:

(a)                                  was in the public domain prior to disclosure, or thereafter comes into the public domain without any breach of any confidentiality obligation; or

(b)                                 was known by the receiving party prior to disclosure, as shown by written records; or

(c)                                  was disclosed to the receiving party by a third party not in violation of any obligations of confidentiality from or through the disclosing party; or

(d)                                 is independently developed by the receiving party.

Any combination of known information shall be within any of the foregoing exclusions only if the combination as such is within such exclusion.

(f)            Neither party shall disclose the terms of this Agreement without the prior written consent of the other, provided, that Company may disclose the identity of Distributor to the Midwest Distributor and the Midatlantic Distributor; provided further, that either party may notify others of the fact that this Agreement is in effect.

(g)           This Agreement, including the schedules hereto, is the entire agreement and supersedes all prior agreements between the parties concerning the subject matter hereof.  All prior agreements between Company and Distributor, including without limitation the

Distributor Agreement, dated as of May 29, 2003, between the parties, are hereby canceled effective as of the date of this Agreement.

(h)           Any change in this Agreement shall not be binding unless approved in writing by persons authorized by the parties.

(i)            The failure to perform a term or condition, or the waiver of a breach thereof, shall not prevent a subsequent enforcement of such term or condition nor be deemed to be waiver of any subsequent breach.

(j)            The section headings of this Agreement are for convenience of reference only and shall not in any way modify, interpret or construe the intent of the parties.

(k)           Any disputes arising in connection with this Agreement shall be finally settled by binding arbitration by a panel of three arbitrators in Phoenix, Arizona, in accordance with the rules of arbitration of the American Arbitration Association.  Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.  Notwithstanding the foregoing, either party may bring an action in court for an injunction or preliminary relief to preserve the status quo until any arbitration proceeding is concluded.

(l)            Notwithstanding anything to the contrary in this Agreement, the arbitration provisions set forth herein, and any arbitration conducted thereunder, shall be governed exclusively by the Federal Arbitration Act, Title 9, United States Code, to the exclusion of any state or municipal law.

(m)          [***]

WITNESS the due execution hereof as of the day and year first above stated.

ISOLA USA CORP.		INSULECTRO

By:	/s/ Marshall R. Anderson	By:	/s/ Donald M. Redfern

Name:	Marshall R. Anderson	Name:	Donald M. Redfern

Title:	VP, Secretary, Treasurer	Title:	Chief Executive Officer

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SCHEDULE A

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SCHEDULE B

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SCHEDULE C

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SCHEDULE D

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SCHEDULE E

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SCHEDULE F

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SCHEDULE G

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